                                  EXHIBIT 2.3

                              OPERATING AGREEMENT
                                      OF
                            PORTFOLIO BOOST, L.L.C.


     THIS OPERATING AGREEMENT ("Agreement") is made and entered into as of the 21st day of May, 1998, by and among Vacation Partners, Inc., an Iowa corporation ("VPI"); Dr. Mark Westberg ("Dr. Westberg"); Rebecca Westberg ("Ms. Westberg"); Dr. Craig Rowles ("Dr. Rowles"); Elizabeth Rowles ("Ms. Rowles"); Dr. Alan Raun ("Dr. Raun"); Dorothy Raun ("Ms. Raun"); Daniel Frieberg ("Mr. Frieberg"); Kathleen Frieberg ("Ms. Frieberg"); and each person who may hereafter become a Member (as that term is defined below) of Portfolio Boost, L.L.C. (the "Company").

     WHEREAS, VPI, Dr. Westberg, Ms. Westberg, Dr. Rowles, Ms. Rowles, Dr. Raun, Ms. Raun, Mr. Frieberg and Ms. Frieberg are the Initial Members (as that term is defined below) of the Company and desire to adopt and enter into this Agreement to regulate the affairs of the Company, the conduct of its business, and the relations of its Members.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the Members agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1  DEFINITIONS.  The following terms shall have the following meanings
          -----------
for purposes of this Agreement (unless otherwise expressly provided herein):

          (a) "ADDITIONAL MEMBER" shall mean any Person who or which is issued
               -----------------
     Units and is admitted as a Member of the Company pursuant to the procedures set forth in Section 9.1 below at any time after the date of this Agreement, other than the Initial Members and any Substitute Members (as those terms are defined below).

          (b) "ADJUSTED CAPITAL ACCOUNT" shall mean, with respect to each
              -------------------------
     Member, the Member's Capital Account (as that term is defined below) as adjusted by the items described in Sections 1.704-2(g)(1), 1.704-2(i)(5) and 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations (as that term is defined below).

          (c) "ARTICLES OF ORGANIZATION" shall mean the Articles of Organization
               ------------------------
     of the Company, as amended from time to time.

          (d) "CAPITAL ACCOUNT" shall mean, with respect to each Member, the
               --------------
     Capital Contributions (as that term is defined below) to the Company by the Member as of a given date, adjusted up to the date in question pursuant to
     Article VI below.

          (e) "CAPITAL CONTRIBUTION" shall mean any cash, property, or services
               --------------------
     rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services, which a Member contributes to the capital of the Company in the capacity of a Member, whenever the same be made.

          (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended
               ----
     from time to time, or corresponding provisions of subsequent superseding federal revenue laws.

          (g) "FISCAL YEAR" shall mean the Company's fiscal year, which shall be
               -----------
     from the first day of January to the last day of December.

          (h)  "INITIAL MEMBERS" shall mean each of the Members of the Company
                ---------------
     identified in Article III below, and "INITIAL MEMBER" shall mean any one of
                                           --------------
     them.

          (i) "IOWA ACT" shall mean the Iowa Limited Liability Company Act,
               --------
     currently at Chapter 490A of the Code of Iowa, as amended from time to time.

          (j) "MEMBERS" shall mean, collectively, each of the Initial Members,
               -------
     Additional Members and Substitute Members who are, as of a given time, a member of the Company, whether said members are Voting Members or Nonvoting Members (as those terms are defined below), and "MEMBER" shall mean any one
                                                      ------
     of them.

          (k) "NET PROFITS" shall mean, for each Fiscal Year, the income and
               -----------
     gains of the Company determined in accordance with generally accepted accounting principles consistently applied from year to year employed under the cash method of accounting and as reported, separately or in the aggregate, as appropriate, on the Company's information tax return filed for federal income tax purposes, plus any income exempt from federal income tax under the Code.

          (l) "NET LOSSES" shall mean, for each Fiscal Year, the losses and
               ----------
     deductions of the Company determined in accordance with generally accepted accounting principles consistently applied from year to year employed under the cash method of accounting and as reported, separately or in the aggregate, as appropriate, on the Company's information tax return filed for federal income tax purposes, plus any expenditures not deductible in computing its taxable income and not properly chargeable to Capital Accounts under the Code.

          (m) "NONVOTING DISTRIBUTION" is defined in Section 7.2 below.
               ----------------------

          (n) "NONVOTING DISTRIBUTION YEAR" is defined in Section 7.2 below.
               ---------------------------

          (o)  "NONVOTING MEMBERS" shall mean the Persons (as that term is
                -----------------
     defined below) who are issued or are otherwise holding Nonvoting Units (as that term is defined below), and "NONVOTING MEMBER" shall mean any one of
                                       ----------------
     them.

          (p) "NONVOTING UNITS" shall mean Units (as that term is defined below)
               ---------------
     issued by the Company which do not entitle the holder thereof to exercise any voting rights, except only with respect to the Special Voting Matters (as that term is defined below) or in the event of the occurrence of a Special Circumstance (as that term is defined below), but in any of those events only up to the Return Date (as that term is defined below).

          (q) "PERSON" shall mean any individual, general partnership, limited
               ------
     partnership, limited liability company, joint venture, trust, business trust, cooperative, association or other entity of whatever nature.

          (r) "REGULATORY ALLOCATIONS" shall mean the allocations pursuant to
               ----------------------
     Sections 7.1(b), (c), (d) and (e) below.

          (s) "RETURN DATE" is defined in Section 6.6 below.
               -----------

          (t) "SPECIAL CIRCUMSTANCES" is defined in Section 5.7 below.
               ---------------------

          (u) "SPECIAL VOTING MATTERS" is defined in Section 5.9 below.
               ----------------------

          (v) "SUBSTITUTE MEMBER" shall mean any Person who or which is an
               -----------------
     assignee of a Unit or Units and who or which has been admitted as a Member of the Company with respect to such Unit or Units pursuant to the procedures set forth in Section 8.2 below.

          (w) "TREASURY REGULATIONS" shall mean the Income Tax Regulations,
               --------------------
     including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

          (x) "UNITS" shall mean the capital units issued by the Company to its
               ----
     Members in return for Capital Contributions, whether the same are Nonvoting Units or Voting Units (as that term is defined below).

          (y) "VOTING MEMBERS" shall mean the Persons who are issued or are
               --------------
     otherwise holding Voting Units, and "VOTING MEMBER" shall mean any one of
                                          -------------
     them.

          (z) "VOTING UNITS" shall mean Units issued by the Company which
               ------------
     entitle the holder thereof to exercise voting rights.

                                  ARTICLE II
                            PURPOSE OF THE COMPANY
                            ----------------------

     The Company shall have the authority to engage in any lawful business or businesses, and to engage in all other activities necessary, customary, convenient, or incidental to any thereto.


                                  ARTICLE III
                    UNITS OF INITIAL MEMBERS; CERTIFICATES
                    --------------------------------------

     3.1  UNITS AND CAPITAL CONTRIBUTIONS OF INITIAL MEMBERS.  The names and
          --------------------------------------------------
addresses of the Initial Members and the number and class of Units to be issued to each of the Initial Members are as follows:

                                                    No. of Units
                                                    ------------
     Member Name, Address                        Voting  Nonvoting
     --------------------                        ------  ---------
a.   Vacation Partners, Inc.                       100     -0-
     1s121 Cantigny
     Winfield, IL 60190

b.   Dr. Mark Westberg and Rebecca                 -0-      57
     Westberg, as joint tenants with
     full rights of survivorship,
     and not as tenants in common
     13750 Lakeshore Drive
     Clive, Iowa 50325

c.   Dr. Craig Rowles and Elizabeth                -0-      23
     Rowles, as joint tenants with full
     rights of survivorship, and not as
     tenants in common
     Rural Route 3
     P.O. Box 26
     Carroll, Iowa 51401

d.   Dr. Alan Raun and Dorothy Raun,               -0-      16
     as joint tenants with full rights of
     survivorship, and not as tenants in
     common
     229 50th
     Cumming, Iowa 50061

e.   Daniel and Kathleen Frieberg, as joint        -0-       4
     tenants with full rights of survivorship, and not as tenants in common
     225 50th
     Cumming, Iowa 50061

The Capital Contributions to be made by the Initial Members for the above specified Units are set forth in Schedule 1 attached to this Agreement. The Company agrees to pay (or to reimburse an Initial Member for) all costs and fees payable to the issuer of any letter of credit to be provided by an Initial Member pursuant to Schedule 1 in order to obtain or maintain any such letter of credit.

     The Units of the Initial Members shall not be represented by certificates.

     The Initial Members each hereby represent, warrant, acknowledge and agree that (i) they are making their Capital Contribution to the Company and purchasing their Units, and are otherwise entering into this Agreement and becoming a Member of the Company, based solely upon their own independent knowledge, inquiry, investigation, due diligence, belief and judgment, and (ii) without limiting the preceding subclause (i), they have not relied upon any representation or warranty from the Company, any other Initial Member, any Person affiliated with any other Initial Member, or any other Person with respect to any act, matter or thing whatsoever involving or relating to the Company, including, without limitation, the potential success or profitability of the Company or the likelihood of or amount of any Nonvoting Distributions. The Initial Members each also acknowledge and understand that the business of the Company, at least as it relates to serving as the general partner and/or commodity pool operator of Pools (as that term is defined in Section 4.1(a) below), is a speculative, volatile, high risk business.

     3.2  CERTIFICATES OF MEMBERSHIP INTEREST.  The Voting Members may authorize
          -----------------------------------
the issue of some or all of the issued Units either with or without certificates. If Units with certificates are authorized, the certificates shall be in such form as the Voting Members shall prescribe. Any authorization for Units without certificates shall not affect Units already represented by certificates, if any, until the certificates are surrendered to the Company.
All Units and the interests represented thereby shall in all events be issued and held upon and subject to all of the terms and conditions of this Agreement (including, without limitation, Sections 8.1 and 8.2 below), and the Voting Members may require that any certificates which may be issued to evidence any Units shall bear a legend to such effect (in addition to any other legends as the Voting Members may require).

     3.3  EXECUTION OF CERTIFICATES.  All certificates for Units shall be
          -------------------------
numbered in the order in which they shall be issued and shall be signed either by (i) any Voting Member, or (ii) the President or a Vice President and the Secretary or an Assistant Secretary of the Company, as any of the same may be appointed pursuant to Section 4.5 below. The signatures of the Voting Member and the referenced officers upon a certificate may be by facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. In case any Voting Member or officer who has signed or whose facsimile signature has been placed upon a certificate for the Company shall have ceased to be a Voting Member or such officer before such certificate is issued, the certificate may be issued by the Company with the same effect as if he or she were a Voting Member or such officer, as the case may be, at the date of issue of the certificate.

     3.4  CANCELLATION.  Every certificate surrendered to the Company for
          ------------
exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided in Section 3.5 below. Provided, however, that the Voting Members may in all events authorize the issue of Units without certificates in exchange for any surrendered and canceled certificate. Every certificate surrendered to the Company for transfer shall be properly endorsed for transfer.

     3.5  LOST, DESTROYED, OR MUTILATED CERTIFICATES.  In the event of the loss,
          ------------------------------------------
theft or destruction of any certificate for any Unit, another may be issued in its place pursuant to such regulations as the Voting Members may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory indemnity or bond or bonds of indemnity.

     3.6  UNIT RECORD AND OWNERSHIP.    A record shall be kept by the Company of
          -------------------------
the names and addresses of all Members and the number and class of Units held by each Member, and if the Units are represented by certificates, the respective dates thereof and in case of cancellation, the respective dates of cancellation. The Person in whose name Units stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

     3.7  TRANSFERS OF UNITS.  Transfers of Units shall be made only on the
          ------------------
books of the Company by the record holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Company, and on surrender of the certificate or certificates for such Units, if any, properly endorsed for transfer and the payment of all taxes thereon. All Units and all interests represented thereby shall in all events be transferrable only upon and subject to all the terms and conditions of this Agreement (including without limitation, Sections 8.1 and 8.2 below).

     3.8  REGULATIONS.  The Voting Members may make such other rules and
          -----------
regulations as they may deem necessary or appropriate concerning the issue, transfer and registration of Units, so long as such rules and regulations are not inconsistent with the Articles of Organization, this Agreement or applicable law.

                                  ARTICLE IV
                         RIGHTS AND DUTIES OF MEMBERS
                         ----------------------------

     4.1  MANAGEMENT.  The business and affairs of the Company shall be managed
          ----------
under the direction of the Voting Members.   Without limiting the generality of
the foregoing, the Voting Members shall have the power and authority, as a group, on behalf of the Company:

          (a) to organize or cause the organization of such number of limited partnerships or other form of entities as the Voting Members may determine from time to time to act as commodity pools (individually, a "Pool," and collectively, the "Pools"), and to cause the Company to be and otherwise act as and perform all of the duties and obligations of the commodity pool operator and/or general partner, manager or other agent for such Pools;

          (b) to cause the Company to become and otherwise act as and perform all of the duties and obligations of the commodity pool operator and general partner, manager or other agent for any existing Pools as the Voting Members may determine from time to time, including, without limitation, Corn Belt Commodities Round Trip Limited Partnership, an Iowa limited partnership;

          (c) to cause the Company to be registered or licensed as a commodity pool operator and/or commodity trading advisor with the Commodity Futures Trading Commission and the National Futures Association, and to prepare, execute and file all applications and other documentation as is necessary or appropriate thereto and to maintain any such registration or license;

          (d) to employ or otherwise retain the services of such agents, employees, managers, accountants, attorneys, consultants, experts and other Persons (including, without limitation, commodity trading advisors, introducing brokers, futures commission merchants and floor brokers) as the Voting Members determine to be necessary or appropriate to carry out the business and affairs of the Company or any Pool from time to time, whether or not any such Persons so employed or retained are a Member or are affiliated or related to any Member, all upon terms satisfactory to the Voting Members, and to pay such fees, salaries, wages and other compensation to such Persons from Company funds as the Voting Members shall determine from time to time;

          (e) to pay, extend, renew, modify, adjust, contest, submit to arbitration, prosecute, defend or compromise, upon such terms as the Voting Members may determine and upon such evidence as the Voting Members may deem sufficient, any obligation, suit, liability, cause of action, claim, counterclaim or other dispute, including, without limitation, taxes, either in favor of or against the Company and/or any Pool;

          (f) to pay any and all fees and to make any and all other expenditures which the Voting Members deem necessary or appropriate to or in connection with the organization of the Company or any Pool, the registration, offering and sale of any securities or other interests in the Company or any Pool, the carrying out of the Company's obligations and responsibilities with respect to any Pool, or otherwise to or with the business and affairs of the Company or any Pool;

          (g) to conduct and direct the banking business of the Company and to invest any funds of the Company that are not required for or are otherwise not committed to the conduct of the Company's business from time to time in such manner as the Voting Members may from time to time determine, including, without limitation, in certificates of deposit, commercial paper, treasury bills, "sweep" accounts, and other investments;

          (h) to negotiate, enter into, execute, acknowledge and deliver any and all contracts, agreements. documents or instruments necessary or appropriate to carry on the business or purposes of the Company or any Pool, and with such Persons as the Voting Members shall from time to time determine, including, without limitation, granting the commodity trading advisor or advisors of the Company or any Pool a power of attorney to effect trades on behalf of the Company or any Pool on a discretionary basis; subscription agreements for any securities or other interests in any Pools; checks, drafts, notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments; bills of sale; leases; partnership agreements; and all other contracts, agreements, instruments or documents necessary or appropriate, in the opinion of the Voting Members, to the business of the Company or any Pool;

          (i) to cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Company or any Pool, unless the same are contested in good faith by the Voting Members;

          (j) in connection with any offering of securities or any other interests in the Company or any Pool, the Voting Members may, on behalf of the Company and such Pool: (i) cause to be filed one or more Offering Statements or Registration Statements and related documentation, and all such amendments thereto as the Voting Members shall deem advisable from time to time, with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and/or any other domestic or foreign authorities for the registration and offering of any securities or other interests in the Company or any Pool in the United States or elsewhere and one or more Offering Circulars or Prospectuses and amendments and supplements thereto with the Commodity Futures Trading Commission and the National Futures Association; (ii) register or otherwise qualify such securities or other interests for offering and sale under the blue sky and securities laws of such states of the United States and other domestic or foreign jurisdictions as the Voting Members shall deem advisable; (iii) make all such arrangements for the offering and sale of such securities or other interests as the Voting Members shall deem appropriate, whether pursuant to a registration of the securities or other interests or otherwise; and (iv) take all such action with respect to the matters described in the preceding subclauses (i) through (iii) as the Voting Members shall deem advisable or appropriate.

          (k) to take all such action as the Voting Members deem necessary or appropriate to avoid the requirement that the Company or any Pool register as an investment company under the Investment

     Company Act of 1940, as amended (the "1940 Act"), or to take all such action as the Voting Members deem necessary or appropriate to register the Company or any such Pool as an investment company under and to otherwise bring the Company or such Pool in compliance with the 1940 Act;

          (l) to acquire property from any Person as the Voting Members may determine, and the fact that such Person is a Member or that a Member is directly or indirectly affiliated or connected with any such Person shall not prohibit the Voting Members from dealing with that Person;

          (m) to borrow money for the Company from banks, other lending institutions, a Member, or an affiliate of a Member on such terms as the Voting Members deem appropriate, and in connection therewith, to mortgage, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums;

          (n) to purchase liability and other insurance to protect the Company's property and business or any other potential obligations or liabilities of the Company, including, without limitation, obligations and liabilities arising under Article XI below;

          (o) to hold and own any Company real and/or personal properties in the name of the Company;

          (p) to declare and pay distributions to the Members as described in
     Section 7.2 below; and

          (q) to do and perform any and all other acts and things whatsoever as the Voting Members shall from time to time determine to be necessary or appropriate to carry out any of the foregoing or any other term or condition of this Agreement, or to the conduct or operation of the Company's or any Pool's business and affairs from time to time, and not inconsistent with applicable law, the Articles of Organization or this Agreement.

     4.2  NO LIABILITY FOR CERTAIN ACTS.   A Member does not, in any way,
          -----------------------------
guarantee the return of any Member's Capital Contributions or a profit for the Members from the operations of the Company, except only as expressly provided in
Section 6.6 below with respect to VPI's agreements to pay the Return Amounts to the Nonvoting Members. A Member is not personally liable for the acts or omissions of or any debts, obligations, losses, duties or obligations of the Company, except only to the extent of any unpaid Capital Contribution of the Member.

     4.3  MEMBERS HAVE NO EXCLUSIVE DUTY TO COMPANY.   A Voting Member, solely
          -----------------------------------------
by reason of being a Voting Member, shall not be required to manage the Company as the Voting Members' sole and exclusive function, and any Member may have other business interests and may engage in other activities in addition to those relating to the Company, including interests and activities which are competitive with the Company or any Pool. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in any such other investments or activities of any of the Members or to any income, proceeds or other benefits derived therefrom.

     4.4  SALARY.   The salaries, benefits and all other compensation to be paid
          ------
to or received by the Voting Members in consideration of their management activities on behalf of the Company shall be fixed from time to time by the Voting Members, and no Voting Member shall be prevented from receiving such salary, benefits or other compensation by reason of the fact that the Voting Member is also a Voting Member and/or Nonvoting Member of the Company.

     4.5  OFFICERS.   The Voting Members may appoint themselves or other
          --------
individuals (whether or not employees or Members of the Company) as officers of the Company, which may include, but shall not be limited to, any one or more of the following: (a) a President; (b) one or more Vice Presidents; (c) a Secretary; and (d) a Treasurer. The Voting Members may delegate all or any portion of their day-to-day management responsibilities to any such officer or officers, as determined by the Voting Members from time to time, and such officers shall have the authority to contract for, negotiate on behalf of and otherwise act for and on behalf of and represent the Company as so authorized by the Voting Members. Unless the Voting Members decide otherwise, if the title is one commonly used for officers of a business corporation formed under the Iowa Business Corporation Act, the assignment of such title shall constitute the delegation to such individual of the authority and duties that are normally associated with that office, and any additional authority and duties, if any, as may be set forth in the contract or resolution appointing the officer in question; subject, however, to any specific delegation of authority and duties or specific restriction on the authority and duties as may be made under or set forth in any such contract or resolution. The officers shall in all events be subject to the direction and control of the Voting Members.

     If the Voting Members determine to appoint an officer or officers for the Company, each such officer shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed.

     An officer may resign at any time by delivering written notice to the Secretary, if one has been appointed by the Voting Members, or, in the absence of a Secretary, to the Voting Members. A resignation is effective when the notice is delivered to the Secretary or any Voting Member, as the case may be, unless the notice specifies a later effective date. Any officer may be removed by the Voting Members at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Jeffrey A. Raun is hereby appointed by the Voting Members to be and serve as the President, Treasurer and Secretary of the Company. As of the date of this Operating Agreement, there were no other officers of the Company.

     4.6  EXECUTION OF DOCUMENTS.  Notwithstanding anything in this Agreement
          ----------------------
which may appear to be to the contrary, the Voting Members may authorize any officer or officers or Voting Member or Voting Members to negotiate and enter into any agreement or contract and to negotiate, execute and deliver any instrument or document in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

     4.7  COMPANY BOOKS.   The Voting Members shall maintain and preserve at the
          -------------
principal office of the Company relevant Company documents, including, but not limited to (i) a current list of the full name and last known business address of each Member; (ii) a copy of the Articles of Organization and all amendments thereto; (iii) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent years; (iv) a copy of this Agreement and all amendments thereto; and (v) copies of any financial statements of the Company for the three most recent years.

     The Voting Members shall also cause such books and records to be kept as are necessary or appropriate to determine and calculate the various allocations and distributions which are to be made to the Nonvoting Members pursuant to this Agreement.

     Each Member has the right, for any purpose reasonably related to the Member's interest as a member of the Company, and upon reasonable request and during ordinary business hours, to (i) inspect and copy the above referenced Company documents at the Member's expense, and (ii) obtain from the Voting Members, from time to time upon reasonable demand (x) true and full information regarding the state of the business and financial condition of the Company; (y) promptly after they become available, a copy of the Company's federal, state and local income tax returns for each year; and (z) other information regarding the affairs of the Company as is just and reasonable.

     4.8  PRIORITY AND RETURN OF CAPITAL.   No Member shall have priority over
          ------------------------------
any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions, except only as may be provided with respect to (i) the payment of the Return Amounts to the Nonvoting Members in
Section 6.6 below, (ii) the allocation of Net Profits and Net Losses in Section
7.1 below, and (iii) distributions in Sections 7.2 and 10.2 below.  This Section
4.8 shall also not apply to any loans (as distinguished from Capital Contributions) which a Member has made to the Company.

     4.9  WITHDRAWAL OF A MEMBER.   A Member may not and does not have the power
          ----------------------
or right to withdraw or resign from the Company prior to the dissolution and winding up of the Company, except only as provided with respect to the Nonvoting Members in Section 8.4 below.

     No Member shall cease to be a member of the Company because of the occurrence of any act or circumstance, including, without limitation, those matters specified in Section 490A.712 of the Iowa Act, except only as may be otherwise expressly provided in this Agreement.

     4.10 MEMBER REPRESENTATIVE.  Any Member that is other than an individual
          ---------------------
shall designate and appoint one individual to act as the Member's exclusive representative of the Member for all purposes related to the Company, including, without limitation, for purposes of participation of the Member in all meetings of the Members, the voting of the Units of the Member and the execution of any written action evidencing action of the Members taken without a meeting. A Member may change the identity of its representative at any time and from time to time, in the Member's discretion, but shall provide prompt written notice of any new representative to the other Members. VPI hereby designates Jeffrey A. Raun as its initial representative for purposes of the Company.

     4.11 MEMBER AUTHORITY LIMITED.   Unless expressly authorized to do so by
          ------------------------
this Agreement or by the Voting Members or a properly authorized officer of the Company, no Member, agent, or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member may delegate to any Person the Member's rights and powers to manage and control the business and affairs of the Company, except only (i) with respect to the Voting Members' right to manage the business and affairs of the Company, as provided in Section 4.5 above regarding the appointment of officers, and (ii) with respect to the voting of Units, as provided in Section 5.11 below regarding to the giving of a proxy.

                                   ARTICLE V
                MEETINGS OF MEMBERS; VOTING RIGHTS OF MEMBERS;
                ----------------------------------------------
                          MANNER OF ACTING OF MEMBERS
                          ---------------------------

     5.1  REGULAR MEETINGS AND SPECIAL MEETINGS OF VOTING MEMBERS.   Regular
          -------------------------------------------------------
meetings of the Voting Members shall be held at such place and at such times as the Voting Members may by resolution fix and determine from time to time. No notice shall be required for any regular meeting of the Voting Members.

     Special meetings of the Voting Members, for any purpose or purposes, unless otherwise affirmatively required by the Iowa Act, may be called by the President (if one has been elected), or by any Voting Member or Voting Members holding at least thirty percent (30%) of the total outstanding Voting Units.

     5.2  PLACE OF MEETINGS.   The Voting Members or the President, if the
          -----------------
President is calling the meeting, may designate any place, either within or outside the State of Iowa, as the place of meeting for any regular or special meeting of the Voting Members or any meeting of the Members as a whole. If no designation is made, the place of meeting shall be the principal office of the Company.

     5.3  NOTICE OF MEETINGS.   Except as provided in Section 5.1 above with
          ------------------
respect to regular meetings of the Voting Members and in Sections 5.4 and 5.12 below, written notice stating the place, day and hour of all meetings of the Voting Members and, in the case of a special meeting of the Voting Members, the purpose or purposes for which the meeting is called, shall be given to each Voting Member not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Voting Member or Voting Members or other person calling the meeting. If mailed, such notice shall be given as provided in Section 12.1 below.

     5.4  MEETING OF ALL MEMBERS.   If all of the Voting Members or Members as a
          ----------------------
whole, as the case may be, shall meet at any time and place, either within or outside of the State of Iowa, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

     5.5  CONDUCT OF BUSINESS.  At all meetings of the Voting Members or the
          -------------------
Members as a whole, as the case may be, the persons designated by the vote of the Voting Members holding at least a majority of the total outstanding Voting Units shall, respectively, preside at the meeting and act as secretary at the meeting. At all meetings of the Voting Members or the Members as a whole, as the case may be, business shall be transacted in such order as the person designated to preside over the meeting may from time to time determine.

     The Voting Members may adopt rules and regulations for the conduct of the meetings of the Voting Members or the Members as a whole, as the case may be, and for the management of the Company, so long as such rules and regulations are not inconsistent with the Articles of Organization, this Agreement or the Iowa Act.

     5.6  RECORD DATE.   The record date for the purpose of determining the
          -----------
Voting Members or Members entitled to notice of or to vote at any meeting of the Voting Members or the Members as a whole, as the case may be, shall be the date on which notice of the meeting is mailed. A determination of the Voting Members or Members entitled to notice of or to vote at any meeting of the Voting Members or Members as a whole, as the case may be, which has been made as provided in this Section 5.6 shall also apply to any adjournment of such meeting.

     5.7  VOTING RIGHTS OF MEMBERS.  The Voting Members shall have one vote for
          ------------------------
each Unit held by them, and shall be entitled to vote on any matter on which the vote of the Voting Members or the Members as a whole, as the case may be, is taken or is required by the Articles of Organization, this Agreement, the Iowa Act or other applicable law.

     Notwithstanding anything in this Agreement or otherwise which may appear to be to the contrary, the Nonvoting Members shall not have any voting rights with respect to any act or matter whatsoever, except only that:

          (a) Nonvoting Units shall have voting rights as provided in Section
     5.9 below with respect to any Special Voting Matters as may be otherwise submitted for the vote of the Voting Members at any time prior to the Return Date; and

          (b) Nonvoting Units and Nonvoting Members shall be deemed to be, and shall be treated for all purposes as, respectively, Voting Units and Voting Members (except as provided below in this subparagraph (b)) in the event either of the following circumstances (collectively, the "Special Circumstances") occur before the Return Date, and in any such event only up to the Return Date:

               (i) the net worth (as that term is defined below in this Section 5.7) of the Company falls below the sum of $700,000 plus the amount of any Nonvoting Distributions that are then owed to the Nonvoting Members (the "Minimum Amount"), and then only for so long as the net worth of the Company is below the Minimum Amount and in all events only up to the Return Date; or

               (ii) the death or total disability (as that term is defined below in this Section 5.7) of Jeffrey A. Raun, and then only for so long as Jeffrey A. Raun is totally disabled, if applicable, and in all events only up to the Return Date.

     Nonvoting Units and the Nonvoting Members shall not, however, be deemed to be or treated as, respectively, Voting Units and Voting Members notwithstanding the occurrence of a Special Circumstance, and shall in all events continue to be treated as Nonvoting Units and Nonvoting Members with respect to (i) the payment of the Return Amounts to the Nonvoting Members as provided in Section 6.6 below; (ii) the allocation of Net Profits and Net Losses under Section 7.1 below; (iii) distributions under Sections 7.2 and 10.2 below; and (iv) the sale and purchase of the Nonvoting Units as provided in Section 8.4 below.

The Nonvoting Members shall not otherwise participate in the management of the Company, and, as provided above, shall in all events have no right to participate in the management of the Company (whether with respect to Special Voting Matters or in the event of the occurrence of any Special Circumstance) at any time after the Return Date. Nonvoting Members are also not in any event agents of the Company for the purpose of its business or affairs or otherwise.

     The term "net worth" for purposes of subparagraph (b)(i) above in this
Section 5.7 shall mean the net worth of the Company as determined in accordance with generally accepted accounting principles, consistently applied with respect to the Company, as determined by the accountant or accounting firm then servicing the Company, which determination shall be binding upon the Company and the Members. The term "total disability" or "totally disabled" for purposes of subparagraph (b)(ii) above in this Section 5.7 shall mean the inability of Mr. Raun to provide the services required of Mr. Raun by the Company on a substantially full time basis by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than three
(3) months. Any such determination shall be made by the Members and must be based upon an independent third party medical opinion.

     A Member may hold both Voting Units and Nonvoting Units. In such event, the Member shall be a Voting Member with respect to the Member's Voting Units and a Nonvoting Member with respect to the Member's Nonvoting Units for purposes of this Agreement.

     5.8  QUORUM.   The Voting Members holding at least a majority of the total
          ------
outstanding Voting Units, represented in person or by proxy, shall constitute a quorum at any meeting of the Members. In the absence of a quorum at any meeting of the Members, a majority of the outstanding Voting Units so represented may adjourn the meeting from time to time without further notice. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Voting Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of the Voting Members whose absence would cause less than a quorum. The Nonvoting Members holding at least a majority of the total outstanding Nonvoting Units, represented in person or by proxy, shall constitute a quorum of the Nonvoting Members for purposes of any meeting of the Nonvoting Members.

     5.9  MANNER OF ACTING. The affirmative vote of the Voting Members holding
          ----------------
at least a majority of the total outstanding Voting Units shall be the act of the Voting Members with respect to all acts or matters submitted to a vote of the Voting Members, except only that the Company and the Voting Members shall not take any of the actions described below (collectively, the "Special Voting Matters") at any time prior to the Return Date without the additional affirmative vote of the Nonvoting Members holding at least a majority of the total outstanding Nonvoting Units:

          (i) The sale, lease, exchange or other transfer or disposition (other than the mortgage, pledge or other grant of security interest) of all or substantially all of the assets of the Company other than in the ordinary course of business of the Company;

          (ii) The merger or consolidation of the Company with any other Person, except that all of the Members hereby give their consent to the merger of Corn Belt Management, Inc., an Iowa corporation, with and into the Company upon such terms as the Voting Members may determine;

          (iii)  The voluntary dissolution of the Company;

          (iv) The issuance of any Voting Units or Nonvoting Units to any Initial Member other than the Voting Units and Nonvoting Units specified in
     Article III above;

          (v)    The issuance of any Units to any Additional Members;

          (vi) The approval of the assignment of any Units to any Person or the approval of any Substitute Member for any Units, except for assignments and transfers by VPI as provided in Section 8.3 below; or

          (vii) The amendment of the Articles of Organization of the Company or this Agreement.

As provided in Section 5.7 above and in this Section 5.9, the Nonvoting Members shall not have the right to vote on any Special Voting Matter, or any other act or matter whatsoever, at any time after the Return Date. This Section 5.9 does not grant Nonvoting Members any rights or privileges of a Voting Member, but rather only grants Nonvoting Members the right to vote on any Special Voting Matter as expressly provided above.

     5.10 MEETINGS OF NONVOTING MEMBERS.  The Nonvoting Members of the Company
          -----------------------------
shall be entitled to attend any meeting of the Voting Members of the Company for purposes of the Nonvoting Members having the opportunity to question the Voting Members about the business and affairs of the Company, and the Nonvoting Members shall be given notice of each regular and special meeting of the Voting Members in the manner otherwise provided for the giving of notice of a special meeting of the Voting Members in Section 5.3 above. The Nonvoting Members shall not be entitled to vote on any act or matter submitted to the vote of the Voting Members at any meeting, except only as expressly provided in Sections 5.7 and
5.9 above.

     The Voting Members shall call a special meeting of the Members upon receipt of a written request for such a special meeting from the Members holding at least thirty percent (30%) of the total outstanding Units (whether Voting Units or Nonvoting Units), which written request shall specify the purpose or purposes of the special meeting. The Voting Members shall call a special meeting of the Members within thirty (30) days of receipt of such a written notice and shall provide a notice of the special meeting to all of the Members in the manner otherwise provided for the giving of notice of a special meeting of the Voting Members in Section 5.3 above. The Nonvoting Members shall not have the right to vote on any act or matter submitted to the vote of the Voting Members at any special meeting of the Members, except only as expressly provided in Sections
5.7 and 5.9 above.

     5.11 PROXIES.  At all meetings of the Voting Members or the Members as a
          -------
whole, as the case may be, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Any such proxy must be filed with the Voting Members before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     5.12 ACTION BY MEMBERS WITHOUT A MEETING; TELEPHONIC MEETINGS.  Action
          --------------------------------------------------------
required or permitted to be taken at a meeting of the Voting Members, the Nonvoting Members, or the Members as a whole, as the case may be, may be taken without a meeting and without notice if the action is taken by all of the Members entitled to vote on the acts or matters in question and is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the Voting Members for filing with the Company's records. Action taken under this Section 5.12 is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining the Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

     Members (whether Voting Members and/or Nonvoting Members) may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Members participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     5.13 WAIVER OF NOTICE.   When any notice is required to be given to any
          ----------------
Member, a waiver thereof in writing signed by the Member entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.


                                  ARTICLE VI
           CONTRIBUTIONS TO THE COMPANY; UNITS AND CAPITAL ACCOUNTS
           --------------------------------------------------------

     6.1  CAPITAL CONTRIBUTIONS.   Each Initial Member shall contribute such
          ---------------------
amount as is set forth in Schedule 1 attached to this Agreement as the Initial Member's Capital Contribution for their respective Voting Units or Nonvoting Units, as the case may be, set forth in Article III above. No subsequent Capital Contributions may be required of any Initial Member, except only as expressly provided in Section 6.6 below with respect to VPI.

     6.2  UNITS.   Each Member's Capital Contribution to the Company shall be
          -----
represented by either Voting Units or Nonvoting Units. An unlimited number of both Voting Units and Nonvoting Units are hereby authorized. The Initial Members shall receive the number of Voting Units and/or Nonvoting Units as set forth in Article III above. The issuance of any additional Voting Units or Nonvoting Units to any Initial Member shall be subject to the vote of the Voting Members who hold at least a majority of the total outstanding Voting Units, and, if the Units are to be issued to the Initial Member prior to the Return Date, also subject to the vote of the Nonvoting Members who hold at least a majority of the total outstanding Nonvoting Units, as is provided in Section 5.9 above.

     The issuance of Voting Units and/or Nonvoting Units to an Additional Member shall be subject to the vote of the Voting Members who hold at least a majority of the total outstanding Voting Units, and, if the Units are to be issued to the Additional Member prior to the Return Date, also subject to the vote of the Nonvoting Members who hold at least a majority of the total outstanding Nonvoting Units, as is provided in Section 5.9 above and Section 9.1 below.

     No Member shall have any preemptive or other right to acquire any Units the Company may from time to time issue to any Person.

     6.3  CAPITAL ACCOUNTS.
          ----------------

          (a) A separate Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by (i) the amount of money contributed by such Member to the Company; (ii) the Gross Asset Value (as that term is defined in Section 6.5 below) of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under
     Section 752 of the Code); and (iii) the amount of Net Profits allocated to such Member pursuant to Section 7.1 below. Each Member's Capital

     Account will be decreased by (i) the amount of money distributed to such Member by the Company; (ii) the Gross Asset Value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (iii) the amount of Net Losses allocated to such Member pursuant to Section 7.1 below; and (iv) the Member's share of expenditures described in Code Section 705(a)(2)(B).

          (b) In the event of a permitted sale or exchange of a Unit, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Unit, subject to
     Section 9.2 below.

          (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 6.3 is intended, and shall be construed, so as to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder, and in the event there exists any inconsistency, the Code and said Treasury Regulations shall control.

          (d) Upon liquidation of the Company, liquidating distributions will be made in accordance with Section 10.2 below.

     6.4  NO DEMAND OF MEMBER CAPITAL.   A Member shall not be entitled to
          ---------------------------
demand or receive from the Company the liquidation of the Member's Units in the Company until the Company is dissolved in accordance with the provisions hereof, except only as expressly provided in Sections 6.6 and 8.4 below with respect to the Nonvoting Units.

     6.5  GROSS ASSET VALUE.  "Gross Asset Value" means, with respect to any
          -----------------
asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Voting Members, provided that (i) the initial Gross Asset Value of the respective promissory notes contributed to the Company by certain of the Nonvoting Members shall be deemed to be the principal amount of the promissory note in question, and (ii) the initial Gross Asset Value of the assets contributed by VPI shall be deemed to be the amounts set forth in Schedule 2 attached hereto;

          (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Voting Members, as of the following times: (i) the acquisition of an additional Unit or Units by any new or existing Members in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Unit; and (iii) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations; provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Voting Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members of the Company;

          (c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Voting Members; provided, however, that the Gross Asset Value of the respective promissory notes contributed to the Company by the Nonvoting Members shall be deemed to be the principal amount of the promissory note in question upon its surrender to the Nonvoting Members pursuant to Section 6.6 below; and

          (d) The Gross Asset Values of the Company's assets shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code
     Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph 6.5(d) to the extent that the Voting Members determine that an adjustment pursuant to paragraph 6.5(b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph 6.5(d).

          If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs 6.5(a) or 6.5(b) above or this paragraph 6.5(d), such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

     6.6  PAYMENT OF RETURN AMOUNT TO NONVOTING MEMBERS.  The Company agrees to
          ---------------------------------------------
pay to each Nonvoting Member, at such time as is determined by the Voting Members, in their sole discretion, but in all events within thirty (30) days after December 31, 2001, an amount (the "Return Amount") equal to (i) the Capital Account of the Nonvoting Member as of the close of the month immediately preceding the date the Return Amount is paid by the Company, less (ii) the principal amount of any promissory note given by the Nonvoting Member in question as part of the Nonvoting Member's Capital Contribution, if any, that has not been paid by such Nonvoting Member to the Company. The Company also agrees to release and surrender the respective promissory notes given by certain of the Nonvoting Members (as described in Schedule 1 attached hereto) to the applicable Nonvoting Members along with the payment of the Return Amount.

     VPI agrees that in the event the Company is unable, for whatever reason, to pay all or any portion of the Return Amount owed to any Nonvoting Member, VPI shall, if requested by the Nonvoting Member, in the Nonvoting Member's sole discretion, contribute to the Company the amount owed by the Company to that Nonvoting Member under this Section 6.6, which additional Capital Contribution by VPI shall be utilized by the Company solely to satisfy its obligations to the Nonvoting Member in question under this Section 6.6. VPI agrees to make any such additional Capital Contribution to the Company within thirty (30) days of the request therefor by the Nonvoting Member in question.

     This Section 6.6 is solely for the benefit of the Nonvoting Members, and not for any other Persons, including any creditors of the Company or any Pool.

     The term "Return Date" for purposes of this Agreement shall, except as provided in the following paragraph, mean the date on which the Company has satisfied its obligations to all of the Nonvoting Members under this Section 6.6.

     Notwithstanding the foregoing, however, the obligations of the Company and VPI under this Section 6.6 with respect to each Nonvoting Member are subject to and conditioned upon the Nonvoting Member in question being in full compliance with all of the terms and conditions of this Agreement and any promissory note given by such Nonvoting Member to the Company, and in the event a Nonvoting Member is in breach or default under this Agreement or any such promissory note, the Company and VPI shall not be required to pay the Return Amount to such Nonvoting Member unless and until such Nonvoting Member has cured all such breaches or defaults. In this circumstance, the term "Return Date" for purposes of this Agreement shall mean the date on which the Company has satisfied its obligations under this Section 6.6 to only the Nonvoting Members who are not in breach or default under this Agreement or any promissory notes given by such Nonvoting Members.


                                  ARTICLE VII
                   ALLOCATIONS AND INCOME TAX; DISTRIBUTIONS
                   -----------------------------------------

     7.1  ALLOCATIONS OF PROFITS AND LOSSES FROM OPERATIONS.
          -------------------------------------------------

          (a) Except as otherwise expressly provided in this Section 7.1 and as may be otherwise required by Section 704(c) of the Code, the Net Losses and Net Profits of the Company for each Fiscal Year shall be allocated as follows. The Net Losses of the Company for each Fiscal Year shall be allocated (i) first to the Voting Members, pro rata based upon the respective number of Voting Units held by the Voting Members, but only up to the amount of the respective Capital Accounts of the Voting Members (the "First Loss Allocation"); (ii) if any Net Losses remain after the First Loss Allocation, then to the Nonvoting Members who have contributed cash to the Company, pro rata based upon the respective number of Nonvoting Units held by such Nonvoting Members, but only up to the amount of such Nonvoting Members' respective cash contributions to the Company (the "Second Loss Allocation"); (iii) if any Net Losses remain after the Second Loss Allocation, then to the Nonvoting Members whose Capital Contribution to the Company includes a promissory note, pro rata based upon the respective number of Nonvoting Units held by such Nonvoting Members, but only up to the amount of the respective Capital Accounts of such Nonvoting Members (the "Third Loss Allocation"). The Net Profits of the Company for each Fiscal Year shall be allocated (i) first to the Nonvoting Members who received a Third Loss Allocation, if any, pro rata based upon the respective number of Nonvoting Units held by such Nonvoting Members, up to the amount of their respective Third Loss Allocations (the "First Profit Allocation"); (ii) if any Net Profits remain after the First Profit Allocation, then to the Nonvoting Members who received a Second Loss Allocation, if any, pro rata based upon the respective number of Nonvoting Units held by such Nonvoting Members, up to the amount of their respective Second Loss Allocations (the "Second Profit Allocation"); (iii) if any Net Profits remain after the Second Profit Allocation, then to the Voting Members, pro rata based upon the respective number of Voting Units held by the Voting Members, up to the amount of their respective First Loss Allocations, if any (the "Third Profit Allocation"); and (iv) if any Net Profits remain after the Third Profit Allocation, then to the Nonvoting Members, pro rata based upon the respective number of Nonvoting Units held by the Nonvoting Members, in an aggregate amount equal to twenty-eight percent (28%) of the Net Profits, with the balance of the Net Profits to then be allocated to the Voting Members, pro rata based upon the respective number of Voting Units held by the Voting Members. For purposes of allocating the Net Losses and the Net Profits to the Nonvoting Members pursuant to any of the foregoing, however, any income and gains or losses and deductions, as the case may be, of the Company related to or otherwise arising from Corn Belt Commodities Round Trip Limited Partnership, an Iowa limited partnership for which the Company will serve as the general partner and commodity pool operator, shall be excluded, with all Net Profits or Net Losses, as the case may be, related to or otherwise arising from Corn Belt Commodities Round Trip Limited Partnership to in all events be allocated solely to the Voting Members pro rata based upon the respective number of Voting Units held by the Voting Members. Any credit available for income tax purposes shall be allocated among the Members in like fashion. Notwithstanding the foregoing or any other term or condition of this Section 7.1 or of this Agreement which may appear to be the contrary, however, no Net Losses of the Company shall be allocated to the Nonvoting Members with respect to any Fiscal Year commencing after the Return Date.

          (b) Notwithstanding paragraph 7.1(a) above, no loss shall be allocated to a Member if such allocation would cause such Member's Adjusted Capital Account to become negative or to increase the negative balance thereof.

          (c)(1) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4),
     (5) or (6) of the Treasury Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance of the Adjusted Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this paragraph 7.1(c)(1) shall only be made if and to the extent such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 7.1 have been made as if this paragraph 7.1(c)(1) were not in this Agreement.

          (2) In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, if any, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph 7.1(c)(2) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 7.1 have been made as if paragraph 7.1(c)(1) above and this paragraph 7.1(c)(2) were not in this Agreement.

          (d)(1) Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, and notwithstanding any other provision of this
     Section 7.1, if there is a net decrease in partnership minimum gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulation
     Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This paragraph 7.1(d)(1) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

          (2) Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, and notwithstanding any other provision of this
     Section 7.1, if there is a net decrease in partner nonrecourse debt minimum gain attributable to a partner nonrecourse debt during any Fiscal Year, each Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This paragraph 7.1(d)(2) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

          (3) Nonrecourse deductions for any Fiscal Year shall be specially allocated among the Members pro rata based upon the respective number of Units held by the Members.

          (4) Any partner nonrecourse deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the partner nonrecourse debt to which such partner nonrecourse deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i)(1).

          (e) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Member in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

          (f) Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this paragraph 7.1(f) shall only be made with respect to allocations pursuant to paragraph 7.1(e) hereof to the extent the Voting Members reasonably determine that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

          (g) The Voting Members shall have reasonable discretion, with respect to each Fiscal Year, to (i) apply the provisions of paragraph 7.1(f) hereof in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (ii) divide all allocations pursuant to paragraph 7.1(f) hereof among the Members in a manner that is likely to minimize such economic distortions.

     7.2  DISTRIBUTIONS.   The Nonvoting Members shall be entitled to receive a
          -------------
distribution (each, a "Nonvoting Distribution") from the Company with respect to the Fiscal Years of the Company ending December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004 (individually, a "Nonvoting Distribution Year," and collectively, the "Nonvoting

Distribution Years"), in an amount equal to twenty-eight percent (28%) of the Net Profits of the Company, if any, for the Nonvoting Distribution Year in question; provided, however, that "Net Profits" for this purpose shall be determined excluding the income and gains and the losses and deductions of the Company related to or otherwise arising from Corn Belt Commodities Round Trip Limited Partnership, an Iowa limited partnership for which the Company will serve as the general partner and commodity pool operator. Each Nonvoting Distribution shall be made pro rata based upon the respective number of Nonvoting Units held by the Nonvoting Members. Each Nonvoting Distribution shall be paid by the Company within thirty (30) days following the close of the Nonvoting Distribution Year in question, and a Nonvoting Distribution shall be deemed to be "owed" to the Nonvoting Members for purposes of this Agreement, if otherwise payable, effective as of the last day of the Nonvoting Distribution Year in question. No Nonvoting Distributions need be paid by the Company, however, unless otherwise approved by the Voting Members, until after the close of the December 31, 2001 Nonvoting Distribution Year, at which time the Nonvoting Members shall be paid (without interest) all of the Nonvoting Distributions which have accrued and are payable, if any, with respect to each Nonvoting Distribution Year through December 31, 2001; provided, however, that the Voting Members shall, if requested by a Nonvoting Member, pay a portion of the Nonvoting Distribution payable by the Company with respect to any of the Nonvoting Distribution Years ending on December 31, 1998, December 31, 1999, December 31, 2000, or December 31, 2001 in an amount equal to the tax liability of the Nonvoting Member in question for such Nonvoting Distribution. Losses in a subsequent Nonvoting Distribution Year shall not affect any Nonvoting Distributions payable with respect to prior Nonvoting Distribution Years.

     The Nonvoting Members shall not be entitled to any other distributions from the Company for any other purpose whatsoever or at any other time whatsoever.

     All distributions of cash or other property to the Voting Members shall be made to the Voting Members pro rata based upon the respective number of Voting Units held by the Voting Members. All distributions to the Voting Members shall be made in such amounts and at such times as are determined by the Voting Members from time to time; provided, however, that no distribution shall be made to the Voting Members during any Nonvoting Distribution Year in an amount which would cause the net worth (as that term is defined in Section 5.7 above) of the Company to fall below the Minimum Amount (as that term is also defined in Section 5.7 above). The Nonvoting Members acknowledge and agree, however, that the Voting Members may, at any time prior to March 31, 1999, declare and pay a distribution to VPI in such amount so as to cause the Capital Contribution of VPI to be anywhere between $170,000 and $180,000, even if such distribution would otherwise be prohibited or restricted by the preceding sentence.

     Notwithstanding the foregoing, all distributions, whether Nonvoting Distributions or distributions to the Voting Members, shall in all events be subject to Section 7.3 below.

     All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 7.2.

     The last day of the Nonvoting Distribution Year in question shall be the record date for the determination of the Nonvoting Members entitled to receive payment of any Nonvoting Distribution. The date on which the resolution declaring a distribution to the Voting Members is adopted by the Voting Members shall be the record date for the determination of the Voting Members entitled to receive payment of any distribution to the Voting Members.

     This Section 7.2 is not applicable to distributions payable to the Members upon the dissolution of the Company, which distributions are governed by Section
10.2 below.

     7.3  LIMITATION UPON DISTRIBUTIONS.   No distribution shall be declared and
          -----------------------------
paid to either the Nonvoting Members or the Voting Members if, after the distribution is made: (a) the Company would not be able to pay its debts as they became due in the usual course of business, or (b) the Company's total assets would be less than the sum of its total liabilities, plus the amount that would be needed (if any), if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Members whose preferential rights are superior to the rights of the Members receiving the distribution.

     7.4  INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS.   No Member shall be
          -----------------------------------------------
entitled to interest on its Capital Contribution or to return of its Capital Contribution, except only as expressly provided in Section 6.6 above with respect to the payment of the Return Amounts to the Nonvoting Members.

     7.5  LOANS TO COMPANY.   Nothing in this Agreement shall prevent any Member
          ----------------
from making secured or unsecured loans to the Company by agreement with the Company.

     7.6  RETURNS AND OTHER ELECTIONS.   The Voting Members shall cause the
          ---------------------------
preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year. All elections permitted to be made by the Company under federal or state laws shall be made by the Voting Members.

     7.7  TAX MATTERS PARTNER.   Jeffrey A. Raun is hereby designated the Tax
          -------------------
Matters Partner of the Company for purposes of Chapter 63 of the Code and the Treasury Regulations thereunder. The Tax Matters Partner may be changed from time to time by the Voting Members.


                                 ARTICLE VIII
                    TRANSFERABILITY AND SUBSTITUTE MEMBERS
                    --------------------------------------

     8.1  ASSIGNMENT OF UNITS.   Except as provided in Sections 8.3 and 8.4
          -------------------
below, no Member may assign any of its Units, in whole or in part, or pledge, grant a security interest, lien or other encumbrance in or against any or all of the Member's Units, or any right or interest therein or thereunder, except with the prior vote or written consent of the Voting Members holding at least a majority of the total outstanding Voting Units, and, if the assignment is to occur prior to the Return Date, also the prior vote or written consent of the Nonvoting Members holding at least a majority of the total outstanding Nonvoting Units. Except as provided in Section 8.3 below, an assignment of a Unit (even if made in accordance with the preceding sentence) does not entitle the assignee to participate in the management and affairs of the Company or to become a Substitute Member or to otherwise exercise any rights of a Member (including, without limitation, the right to vote and to receive notice of meetings), but rather only entitles the assignee to receive, to the extent assigned, only the distributions to which the assignor would otherwise be entitled to with respect to the Unit in question. Notwithstanding the foregoing or any other term or condition of this Agreement which may appear to be to the contrary, no Member shall in any event assign or have the right to assign a Unit, or any portion thereof, if such assignment would result in the termination of the Company or the Company's tax year for federal income tax purposes or violate or cause the

Company to violate any applicable law or governmental rule or regulation, including, without limitation, any applicable federal or state securities law, rule or regulation.

     8.2  RIGHT OF ASSIGNEE TO BECOME A SUBSTITUTE MEMBER.   Except as provided
          -----------------------------------------------
in Section 8.3 below, an assignee of a Unit may become a Substitute Member only if the proposed Substitute Member executes an agreement accepting and adopting the terms of the Articles of Organization and this Agreement, and if the Voting Members holding at least a majority of the total outstanding Voting Units consent thereto in writing, and, if the substitution is to occur prior to the Return Date, the Nonvoting Members holding at least a majority of the total outstanding Nonvoting Units also consent thereto in writing (in each case including in such calculation the Unit or Units which have been assigned, which may be voted by the Member which assigned such Unit or Units) . Any such consent may be withheld in a Member's sole discretion. A Substitute Member shall be admitted as a Member upon the later to occur of the events specified in the preceding sentence. Section 903 of the Iowa Act shall apply to any such transfers, except as expressly modified hereby. An assignee of a Unit who has become a Substitute Member as to that Unit has the rights and powers, and is subject to the restrictions and liabilities, of a Member as to such Unit under the Articles of Organization, this Agreement and the Iowa Act.

     8.3  VPI ASSIGNMENT RIGHTS.  Notwithstanding Sections 8.1 and 8.2 above,
          ---------------------
VPI may from time to time assign any or all of its Units, in whole or in part, without the consent of any of the other Voting Members or any Nonvoting Members, to Jeffrey A. Raun, the spouse of Jeffrey A. Raun, any lineal descendent of Jeffrey A. Raun, Erika Wurm, Krista Wurm, or to a trust for the benefit of Jeffrey A. Raun, his spouse, any of his lineal descendants, Erika Wurm or Krista Wurm. VPI may also cause any such assignee of any of its Units to be a Substitute Member with respect to the Units without the vote or consent or any other Voting Members or any Nonvoting Members; provided, however, that Jeffrey
A. Raun, his spouse, his lineal descendants, Erika Wurm, Krista Wurm or the trust, as the case may be, shall take all such Units subject to all of the terms and conditions of this Agreement and the provisions of the Articles of Organization and shall execute an agreement accepting and adopting the terms and conditions of this Agreement and the Articles of Organization.

     8.4  REPURCHASE OF NONVOTING UNITS BY THE COMPANY.  Provided the Company
          --------------------------------------------
has complied with its obligations under Section 6.6 above, each of the Nonvoting Members agree that they shall be deemed, without notice to or further action on their part, to have sold and transferred all of their respective Nonvoting Units to the Company for the aggregate price of $1.00 simultaneously with their receipt of the Nonvoting Distribution payable, if any, with respect to the final Nonvoting Distribution Year (or if a Nonvoting Distribution is not payable with respect to such final Nonvoting Distribution Year, simultaneously with the close of such Nonvoting Distribution Year). The sale and transfer of the Nonvoting Units pursuant to this Section 8.4 shall not be subject to the prior consent or vote of any of the other Nonvoting Members or any Voting Members, whether under Sections 8.1 or 8.2 above or any other provision of this Agreement.


                                  ARTICLE IX
                      ADDITIONAL MEMBERS AND ALLOCATIONS
                      ----------------------------------

     9.1  ADMISSION OF ADDITIONAL MEMBERS.   A Person may, subject to the terms
          -------------------------------
and conditions of this Agreement, become an Additional Member in the Company by the sale of such number of Voting Units and/or Nonvoting Units and for such Capital Contribution and upon such other terms and conditions as the Voting Members holding at least a majority of the total outstanding Voting Units shall determine, and, if the Units are to be issued prior to the Return Date, as the Nonvoting Members holding at least a majority of the total outstanding Nonvoting Units shall also determine. An Additional Member shall be admitted as a member of the Company upon receipt by the Company of the Additional Member's Capital Contribution. No subsequent Capital Contributions may be required of any Additional Member unless otherwise agreed as a condition to the issuance of Units to such Additional Member.

     9.2  ALLOCATIONS TO ASSIGNEES AND TO ADDITIONAL AND SUBSTITUTE MEMBERS.
          -----------------------------------------------------------------
No assignee pursuant to Sections 8.1 or 8.3 above, Additional Member or Substitute Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Voting Members may, at their option, at the time an assignee, Additional Member or Substitute Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to the assignee, Additional Member or Substitute Member for that portion of the Company's Fiscal Year in which the assignee, Additional Member or Substitute Member was admitted, in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.


                                   ARTICLE X
                          DISSOLUTION AND TERMINATION
                          ---------------------------

     10.1 DISSOLUTION.   The Company shall be dissolved upon the occurrence of
          -----------
any of the following events:

          (a) at the time or on the happening of an event specified in the Iowa Act, the Articles of Organization or this Agreement to cause dissolution, if any; or

          (b) upon the affirmative vote of the Voting Members holding at least a majority of the total outstanding Voting Units, and, if the dissolution is to occur prior to the Return Date, also with the affirmative vote of the Nonvoting Members holding at least a majority of the total outstanding Nonvoting Units.

     10.2 DISTRIBUTION OF ASSETS UPON DISSOLUTION.   In settling accounts after
          ---------------------------------------
dissolution, the assets of the Company shall be distributed in the following order:

          (a) to creditors, including Members who are creditors (to the extent permitted by law) in satisfaction of the liabilities of the Company, other than for distributions to Members under Sections 490A.803 or 490A.805 of the Iowa Act;

          (b) to Members and former Members in satisfaction of liabilities for distributions under Sections 490A.803 or 490A.805 of the Iowa Act, including, without limitation, any Nonvoting Distributions owed the Nonvoting Members;

          (c) to Members of the Company in proportion to, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the Company's Fiscal Year in which the liquidation occurs, and with respect to the Nonvoting Members, after deducting from their respective Capital Accounts the principal amount of any promissory note given by the Nonvoting Member as part of the Nonvoting Member's Capital

     Contribution to the Company, if any, that has not been paid by such Nonvoting Member to the Company; and then

          (d) to the Voting Members of the Company pro rata based upon the respective number of Voting Units held by the Voting Partners.

     10.3 ARTICLES OF DISSOLUTION.  When all debts, liabilities and obligations
          -----------------------
have been paid and discharged or reasonably adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, articles of dissolution shall be executed and filed with the Iowa Secretary of State. Thereafter, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as may be expressly provided in the Iowa Act. The Voting Members shall thereafter have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

     10.4 WINDING UP.  Except as provided by law, upon dissolution each Member
          ----------
shall look solely to the assets of the Company for the return of its Capital Account. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Account of a Member, such Member shall have no recourse against the Company or any other Member. Further, no Member shall be required to restore any deficit in the Member's Capital Account and such deficit shall not be treated as an asset of the Company. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Voting Members, who are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company assets the Voting Members deem necessary or appropriate to sell.

                                  ARTICLE XI
                                INDEMNIFICATION
                                ---------------

     Each person who is or was a Member of the Company who is made a party to or a witness in, or is threatened to be made a party to or a witness in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (i) is or was a Member of the Company; or (ii) while a Member of the Company, is or was serving at the request of the Company as a manager, member, director, officer, general partner, partner, trustee, employee or agent of another individual, person, limited liability company, corporation, limited partnership, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, shall be indemnified and held harmless by the Company with respect to such claim, action, suit or proceeding to the maximum extent that a corporation has authority to indemnify a director of the corporation by or under the Iowa Business Corporation Act or other applicable law, as the same now exists or as it may hereafter be amended or changed (but, in the case of any such amendment or change, only to the extent that such amendment or change empowers the Company to provide broader indemnification than said law empowered the Company to provide prior to such amendment or change). Any such indemnification shall include, without limitation, indemnification against reasonable costs and expenses (including attorneys' fees), judgments, fines, penalties (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such person in connection with any such claim, action, suit or proceeding or any appeal thereof. A person's right to such indemnification (except with respect to proceedings seeking to enforce indemnification under this Article) shall, however, be conditional upon the Company being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto, and with respect to any settlement or other nonadjudicated disposition of any threatened or pending claim, action, suit or proceeding, entitlement to indemnification shall be further conditional upon the prior approval by the Company of the proposed settlement or nonadjudicated disposition. Approval or disapproval by the Company of any proposed settlement or other nonadjudicated disposition shall not subject the Company to any liability to or require indemnification or reimbursement of any party who the Company would not otherwise have been required to indemnify or reimburse.

     The right to indemnification conferred in this Article shall include the right to payment or reimbursement by the Company of reasonable expenses incurred in connection with any such claim, action, suit or proceeding in advance of its final disposition; provided, however, that the payment or reimbursement of such expenses in advance of the final disposition of such claim, action, suit or proceeding shall be made only upon delivery to the Company of (i) a written undertaking by or on behalf of the person claiming indemnification under this Article to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article or otherwise, and (ii) a written affirmation of such person's good faith belief that such person has met the applicable standard of conduct necessary to require indemnification by the Company pursuant to this Article or otherwise.

     The provisions of this Article shall be deemed a contract between the Company and each Member who is a member of the Company at any time while this Article and the relevant provisions of the Iowa Limited Liability Company Act or other applicable law are in effect, and any repeal or modification of the Iowa Limited Liability Company Act or other applicable law or of this Article shall not adversely affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     The Company may, by action of the Voting Members of the Company, provide indemnification to such of the officers, employees and agents of the Company to such extent and to such effect as the Voting Members shall determine to be appropriate and authorized by applicable law, as the same now exists or as it may hereafter be amended.

     Except only as may be limited by the affirmative requirements of applicable law, the indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights which a person seeking indemnification or advancement of expenses may have or hereafter acquire or become entitled to under any statute, provision of the Articles of Organization or Operating Agreement of the Company, agreement, vote of Members or otherwise.

     This Article shall be applicable to all claims, actions, suits or proceedings commenced after the effective date hereof, whether arising from acts or omissions occurring before or after the effective date hereof. Each person who is now serving or who shall hereafter serve as a Member of the Company shall be deemed to be doing so in reliance upon the rights of indemnification provided for in this Article, and such rights of indemnification shall continue as to a person who has ceased to be a Member, and shall inure to the benefit of the heirs, executors, legal or personal representatives, administrators, and successors of such a person. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Member of the Company to the maximum extent permitted by any applicable portion of this Article that shall not have been invalidated.

     Notwithstanding anything in this Article to the contrary, the Company shall (except with respect to proceedings initiated to enforce rights of indemnification to which a person is entitled under this Article or otherwise) indemnify a person in connection with a claim, action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such claim, action, suit or proceeding (or part thereof) was authorized by the Voting Members of the Company.

     The Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a Member, officer, employee or agent of the Company, or while a Member of the Company, is or was serving at the request of the Company as a manager, member, director, officer, general partner, partner, trustee, employee or agent of another individual, person, limited liability company, corporation, limited partnership, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article, the Iowa Limited Liability Company Act or otherwise. The Company may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the maximum extent permitted by law and including as a part thereof any or all of the foregoing, to ensure the payment of such sums as may be necessary to effect full indemnification. The Company's obligation to make indemnification and pay expenses pursuant to this Article shall be in excess of any insurance purchased and maintained by the Company and such insurance shall be primary. To the extent that indemnity or expenses of the person entitled to indemnification and payment of expenses pursuant to this Article are paid on behalf of or to such person by such insurance, such payments shall be deemed to be in satisfaction of the Company's obligation to such person to make indemnification and pay expenses pursuant to this Article.


                                  ARTICLE XII
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     12.1 NOTICES.  Any notice, demand, or communication desired or required to
          -------
be given under this Agreement shall be deemed to have been sufficiently given or served for all purposes when delivered personally (including delivery by a recognized courier service such as Airborne Express or Federal Express) to the party or to an executive officer of the party to whom the same is directed, or when deposited in the United States mail, sent registered or certified mail, postage and charges prepaid, addressed to the Company or to the Member in question at the address of the Member as it appears in the Company's records.

     12.2 APPLICATION OF IOWA LAW.  This Agreement, and the application and
          -----------------------
interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Iowa, and specifically the Iowa Act.

     12.3 WAIVER OF ACTION FOR PARTITION.  Each Member irrevocably waives any
          ------------------------------
right that it may have to maintain any action for partition with respect to the property of the Company.

     12.4 EXECUTION OF ADDITIONAL INSTRUMENTS.  Each Member hereby agrees to
          -----------------------------------
execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations, or to evidence the Members' authority hereunder.

     12.5 CONSTRUCTION.  Whenever the singular number is used in this Agreement
          ------------
and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter gender and vice versa.

     12.6 HEADINGS.  The headings in this Agreement are inserted for convenience
          --------
of reference only and are in no way intended to and do not describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

     12.7 WAIVERS.  The failure of any party to seek redress for violation of
          -------
or to require or insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     12.8 RIGHTS AND REMEDIES CUMULATIVE.  The rights and remedies provided by
          ------------------------------
this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, in equity or otherwise.

     12.9 SEVERABILITY.  If any provision of this Agreement or the application
          ------------
thereof to any Person or circumstance shall be held to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected thereby and shall be enforceable to the fullest extent permitted by law. In the event any provision of this Agreement is held to be unenforceable as written, but enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be enforceable and it shall be enforced to that extent.

     12.10  HEIRS, SUCCESSORS AND ASSIGNS.  This Agreement shall be binding
            -----------------------------
upon and shall inure to the benefit of the Members and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Members and their respective heirs, successors, legal representatives and permitted assigns any rights, remedies, liabilities or obligations under or by reason of this Agreement.

     12.11  CREDITORS.  None of the provisions of this Agreement shall be for
            ---------
the benefit of or enforceable by any creditor of the Company.

     12.12  COUNTERPARTS.  This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original but all of which shall constitute one and the same instrument.

     12.13  ENTIRE AGREEMENT.  The Articles of Organization, this Agreement and
            ----------------
all other exhibits and schedules hereto constitute the entire agreement among the Members pertaining to the subject matters hereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the Members or any of them in connection with the subject matters hereof. All exhibits and schedules are incorporated into this Agreement as if set forth in their entirety and constitute a part hereof.

     12.14  FEDERAL INCOME TAX ELECTIONS.  The Voting Members, on behalf of the
            ----------------------------
Company, may make all elections for federal income tax purposes, including, but not limited to, the following:

          (a) To the extent permitted by applicable law and regulations, elect to use an accelerated depreciation method on any depreciable unit of the assets of the Company; and

          (b) In case of a transfer of a Unit of any Member, the Company may elect, pursuant to Sections 734, 743 and 754 of the Code, to adjust the basis of the assets of the Company.

     12.15  INDEMNIFICATION.  In addition to any other indemnities provided for
            ---------------
in this Agreement or otherwise available at law, in equity or otherwise, each Member shall defend, indemnify and hold the Company and each of the other Members harmless from and against any loss, claim, liability, damage, cost or expense (including, without limitation, court costs and reasonable attorneys' fees) arising in connection with or resulting from any breach of warranty, misrepresentation or nonfulfillment of any agreement on the part of the Member under this Agreement.

     IN WITNESS WHEREOF, each Member has entered into this Agreement as of the day and year first above written.

VACATION PARTNERS, INC.



By /s/ Jeffrey A. Raun                  /s/ Dr. Mark Westberg
   -------------------------------      ----------------------------------
   Jeffrey A. Raun, President           Dr. Mark Westberg


/s/ Dr. Craig Rowles                    /s/ Rebecca Westberg
----------------------------------      ----------------------------------
Dr. Craig Rowles                        Rebecca Westberg


/s/ Elizabeth Rowles                    /s/ Dr.Alan Raun
----------------------------------      ----------------------------------
Elizabeth Rowles                        Dr. Alan Raun


/s/ Daniel Frieberg                     /s/ Dorothy Raun
----------------------------------      ----------------------------------
Daniel Frieberg                         Dorothy Raun


/s/ Kathleen Frieberg
----------------------------------
Kathleen Frieberg


Schedule 1 - Capital Contributions of the Initial Members
Schedule 2 - Gross Asset Value of Assets Contributed by VPI

                                  SCHEDULE 1

This Schedule 1 is a part of that certain Operating Agreement (the "Agreement") of Portfolio Boost, L.L.C. (the "Company") dated as of May 21, 1998. Capitalized terms not otherwise defined in this Schedule 1 shall have the meanings given them in the Agreement.

1.   Vacation Partners, Inc. ("VPI").  The Capital Contribution of VPI for the
     -------------------------------
     Voting Units set forth in Section 3.1 of the Agreement shall be and constitute the assets which shall be transferred and conveyed to the Company pursuant to the merger of Corn Belt Management, Inc., an Iowa corporation, with and into the Company, which merger shall be effectuated as soon as is reasonably practical following the execution of the Agreement by all of the Initial Members. The assets of Corn Belt Management, Inc. shall be deemed to be the Capital Contribution of VPI because of and pursuant to the ownership of all of the issued and outstanding shares of stock of both VPI and Corn Belt Management, Inc. by Jeffrey A. Raun. VPI shall be admitted as a Voting Member of the Company with respect to all of the Voting Units set forth in Section 3.1 of the Agreement effective upon the date of the filing of Articles of Merger with the Iowa Secretary of State with respect to the merger of Corn Belt Management, Inc. with and into the Company. VPI shall be entitled to a distribution from the Company in such amount so as to cause the Capital Contribution of VPI to be anywhere between $170,000 and $180,000, as provided in Section 7.2 of the Agreement.

2.   Dr. Westberg and Ms. Westberg.  The Capital Contribution of Dr. Westberg
     -----------------------------
     and Ms. Westberg for the Nonvoting Units to be issued to them as set forth in Section 3.1 of the Agreement shall be (i) $300,000 in cash or other immediately available funds; and (ii) a demand promissory note from Dr. Westberg and Ms. Westberg to the Company in the aggregate principal amount of $100,000 (the "Westberg Promissory Note"), such promissory note to be in the form attached to this Schedule 1 as Exhibit "A." The Westberg Promissory Note shall be secured by a letter of credit in the amount of $100,000 from a bank or other financial institution satisfactory to the Company and upon terms and conditions otherwise satisfactory to the Company. The terms and conditions of the letter of credit must, at a minimum, be sufficient so as to allow the Westberg Promissory Note to be considered as an asset of the Company for purposes of calculating the Company's net worth. Dr. Westberg and Ms. Westberg shall be admitted as a Nonvoting Member of the Company effective upon receipt by the Company of both the $300,000 referred to in subclause (i) above and the issuance to the Company of both the Westberg Promissory Note and the letter of credit which is to secure the Westberg Promissory Note as provided above.

3.   Dr. Rowles and Ms. Rowles.  The Capital Contribution of Dr. Rowles and Ms.
     -------------------------
     Rowles for the Nonvoting Units to be issued to them as set forth in Section
     3.1 of the Agreement shall be $130,000 in cash or other immediately available funds. Dr. Rowles and Ms. Rowles shall be admitted as a Nonvoting Member of the Company upon receipt by the Company of the $130,000 referred to above.

4.   Dr. Raun and Ms. Raun.  The Capital Contribution of Dr. Raun and Ms. Raun
     ---------------------
     for the Nonvoting Units to be issued to them as set forth in Section 3.1 of the Agreement shall be a demand promissory note from Dr. Raun and Ms. Raun to the Company in the aggregate principal amount of $450,000 (the "Raun Promissory Note"), such promissory note to be in the form attached to this
     Schedule 1 as Exhibit "A." The Raun Promissory Note shall be secured by a letter of credit in the amount of $450,000 from a bank or other financial institution satisfactory to the Company and upon terms and conditions otherwise satisfactory to the Company. The terms and conditions of the letter of credit must, at a minimum, be sufficient so as to allow the Raun Promissory Note to be considered as an asset of the Company for purposes of calculating the Company's net worth. Dr. Raun and Ms. Raun shall be admitted as a

     Nonvoting Member of the Company effective upon receipt by the Company of the Raun Promissory Note and the letter of credit which is to secure the Raun Promissory Note as provided above.

5.   Mr. Frieberg and Ms. Frieberg.  The Capital Contribution of Mr. Frieberg
     -----------------------------
     and Ms. Frieberg for the Nonvoting Units to be issued to them as set forth in Section 3.1 of the Agreement shall be a demand promissory note from Mr. Frieberg and Ms. Frieberg to the Company in the aggregate principal amount of $100,000 (the "Frieberg Promissory Note"), such promissory note to be in the form attached to this Schedule 1 as Exhibit "A." The Frieberg Promissory Note shall be secured by a letter of credit in the amount of $100,000 from a bank or other financial institution satisfactory to the Company and upon terms and conditions otherwise satisfactory to the Company. The terms and conditions of the letter of credit must, at a minimum, be sufficient so as to allow the Frieberg Promissory Note to be considered as an asset of the Company for purposes of calculating the Company's net worth. Mr. Frieberg and Ms. Frieberg shall be admitted as a Nonvoting Member of the Company effective upon receipt by the Company of the Frieberg Promissory Note and the letter of credit which is to secure the Frieberg Promissory Note as provided above.


VACATION PARTNERS, INC.


By:  /s/ Jeffrey A. Raun                /s/ Dr.Mark Westberg
     -------------------------------    ----------------------------------
     Jeffrey A. Raun, President         Dr. Mark Westberg

Date: May 21, 1998                      Date: May 21, 1998


/s/ Dr. Craig Rowles                    /s/ Rebecca Westberg
------------------------------------    ----------------------------------
Dr. Craig Rowles                        Rebecca Westberg

Date: May 21, 1998                      Date: May 21, 1998


/s/ Elizabeth Rowles                    /s/ Dr. Alan Raun
------------------------------------    ----------------------------------
Elizabeth Rowles                        Dr. Alan Raun

Date: May 21, 1998                      Date: May 21, 1998


/s/ Daniel Frieberg                     /s/ Dorothy Raun
------------------------------------    ------------------------------
Daniel Frieberg                         Dorothy Raun

Date: May 21, 1998                      Date: May 21, 1998


/s/ Kathleen Frieberg
------------------------------------
Kathleen Frieberg

Date: May 21, 1998

                                                                 , 1998
$------------                  ------------------------------------------
                                                   Date


                                PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, jointly and severally, promise to pay to the order of Portfolio Boost, L.L.C. (including its successors and assigns, the "Company"), at such place as the Company shall from time to time direct, the principal sum of $_________, without interest, except as provided below. Principal shall be payable in full upon the demand of the Company, which demand may be made to either or both of the undersigned at any time and for whatever reason. The Company shall also have the right to demand, from time to time and for whatever reason, payment of only a portion of the principal.

     All payments shall be applied first in payment of any and all costs and expenses incurred by the Company which the undersigned are obligated to pay pursuant to this Note or any agreement or document securing this Note, and the remainder in reduction of principal.

     Payments of principal not made upon demand shall bear interest at the rate of fifteen percent (15%) per annum from the date of the demand until paid. The undersigned, jointly and severally, agree to pay attorneys' fees and all costs and expenses, including court costs, incurred by the Company in connection with any efforts to collect, enforce or otherwise protect or realize upon this Note or any collateral securing this Note.

     This Note is secured by a letter of credit in the amount of $______ and issued to the Company by _____________________________ on or around the date hereof (the "Letter of Credit"), and by all other existing and future liens and security interests created by security agreements, mortgages or any other collateral or security documents or agreements now or hereafter between or among the Company and either or both of the undersigned or the Company and any endorsers, sureties or guarantors of this Note.

     Presentment, demand, protest, notice of demand or protest, notice of nonpayment and all other notices whatsoever are hereby waived by the undersigned and by all persons otherwise obligated hereunder, whether as makers, endorsers, guarantors, sureties or otherwise. Without affecting the liability of any maker, endorser, surety, guarantor or other person obligated hereunder, the Company may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral or other security for the payment of this Note, or release or agree not to sue any party liable or obligated on this Note. The Company is not required to first resort to any collateral or other security for payment before bringing an action hereon against either or both of the undersigned or any endorser, surety, guarantor or other person.


                                  EXHIBIT "A"
                                      TO
                                  SCHEDULE 1

     This Note shall be governed by and construed in accordance with the laws of the State of Iowa, but without regard to provisions thereof relating to conflicts of law.

     In the event any provision of this Note is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Note shall not be affected thereby and shall continue to be valid and enforceable. In the event any provision of this Note is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent.

     The undersigned, jointly and severally, hereby represent and warrant to the Company that (i) this Note constitutes the legal, valid and binding obligation of both of the undersigned, enforceable against both of the undersigned in accordance with its terms; (ii) the Letter of Credit can be drawn upon by the Company upon demand and without satisfaction of any conditions other than a certification by the Company that a demand has been made under this Note which has not been satisfied by the undersigned; (iii) the Letter of Credit shall remain in place (through renewals or otherwise) and shall stand as collateral and security for this Note until this Note has been paid in full or has otherwise been released by the Company; and (iv) the Letter of Credit constitutes the legal, valid and binding obligation of both of the undersigned and of ____________________________, enforceable in accordance with its terms.

     This Note is given as partial consideration for the nonvoting units to be issued to the undersigned by the Company pursuant to the May 21, 1998 Operating Agreement of the Company, and this Note is also subject to the terms and conditions of said Operating Agreement.

     The undersigned each hereby acknowledge receipt of a copy of this Note.



                              ____________________________



                              ____________________________